Exhibit 99.1

Supernus to Host Fourth Quarter and Full Year 2020 Financial Results Conference Call

ROCKVILLE, Md., February 23, 2020 - Supernus Pharmaceuticals, Inc. (Nasdaq: SUPN), a biopharmaceutical company focused on developing and commercializing products for the treatment of central nervous system (CNS) diseases, today announced that the Company expects to report business results for the fourth quarter and full year 2020 after the market closes on Thursday, February 25, 2021.

Jack Khattar, President and CEO, and Jim Kelly, Executive Vice President and Chief Financial Officer, will host a conference call to present the fourth quarter and full year 2020 business and financial results on Thursday, February 25, 2021 at 4:30 p.m. ET. Following management’s prepared remarks and discussion of business results, the call will be open for questions.
A live webcast will be available at www.supernus.com.

Please refer to the information below for conference call dial-in information. Callers should dial in approximately 10 minutes prior to the start of the call.

Conference dial-in:	(877) 288-1043
International dial-in:	(970) 315-0267
Conference ID:	2253809
Conference Call Name:	Supernus Pharmaceuticals Fourth Quarter and Full Year 2020 Results Conference Call

Following the live call, a replay will be available on the Company’s website, www.supernus.com, under the Investor Relations section. The webcast will be available on the Company’s website for 60 days following the live call.

About Supernus Pharmaceuticals, Inc.

Supernus Pharmaceuticals, Inc. is a biopharmaceutical company focused on developing and commercializing products for the treatment of central nervous system (CNS) diseases.

Our diverse neuroscience portfolio includes approved treatments for epilepsy, migraine, hypomobility in Parkinson’s disease, cervical dystonia and chronic sialorrhea. We are developing a broad range of novel CNS product candidates including new potential treatments for attention-deficit hyperactivity disorder (ADHD), hypomobility in Parkinson’s disease, epilepsy, depression, and rare CNS disorders. For more information, please visit www.supernus.com.

CONTACTS:

Jack A. Khattar, President and Chief Executive Officer
Jim Kelly, EVP & Chief Financial Officer
Supernus Pharmaceuticals, Inc.
Tel: (301) 838-2591

or

INVESTOR CONTACT:
Peter Vozzo
Westwicke, an ICR Company
Office: (443) 213-0505
Mobile: (443) 377-4767
Email: peter.vozzo@westwicke.com